Exhibit (g)(21)

Execution Version

October 31, 2016

Robert D. Spitz

Managing Director

State Street Global Services

2495 Natomas Park Drive, Suite 400

Sacramento, CA 95833

Re:	Pacific Select Fund (the “Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established the Small-Cap Growth Portfolio effective October 31, 2016. In accordance with Section 1 of the Custody and Investment Accounting Agreement dated as of June 1, 2001, as amended, by and between the Fund and State Street Bank and Trust Company, the undersigned Fund hereby requests that your bank act as Custodian for the new portfolios under the terms of the aforementioned contract. A current list of portfolios subject to the provisions of the agreement is attached hereto as Schedule A.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

PACIFIC SELECT FUND

By:	/s/ Howard T. Hirakawa
Name:	Howard T. Hirakawa
Title:	Senior Vice President, Duly Authorized

By:	/s/ Laurene E. MacElwee
Name:	Laurene E. MacElwee
Title:	VP & Assistant Secretary, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrew Erickson
Name:	Andrew Erickson
Title:	Executive Vice President, Duly Authorized

Execution Version

Schedule A – Custody and Investment Accounting Agreement

List of Portfolios

As of October 31, 2016

(Between Pacific Select Fund and State Street Bank and Trust Company)

U.S. Fixed Income Portfolios:

Core Income

Diversified Bond

Floating Rate Loan

Floating Rate Income

High Yield Bond

Inflation Managed

Inflation Strategy

Managed Bond

Short Duration Bond

Non-U.S. Fixed Income Portfolio:

Emerging Markets Debt

U.S. Equity Portfolios:

Comstock

Developing Growth (f/k/a Small-Cap Growth)

Dividend Growth

Equity Index

Focused Growth

Growth

Large-Cap Growth

Large-Cap Value

Long/Short Large-Cap

Main Street® Core

Mid-Cap Equity

Mid-Cap Growth

Mid-Cap Value

Small-Cap Growth

Small-Cap Equity

Small-Cap Index

Small-Cap Value

Value Advantage

Non-U.S. Equity Portfolios:

Emerging Markets

International Large-Cap

International Small-Cap

International Value

Sector Portfolios:

Health Sciences

Real Estate

Technology

Alternative Strategies Portfolios:

Absolute Return

Currency Strategies

Execution Version

Equity Long/Short

Global Absolute Return

Asset Allocation/Balanced Portfolios:

PSF DFA Balanced Allocation

Pacific Dynamix— Conservative Growth

Pacific Dynamix— Moderate Growth

Pacific Dynamix— Growth

Portfolio Optimization Conservative

Portfolio Optimization Moderate-Conservative

Portfolio Optimization Moderate

Portfolio Optimization Growth

Portfolio Optimization Aggressive-Growth

Diversified Alternatives

Pacific Dynamix Underlying Portfolios:

PD 1-3 Year Corporate Bond

PD Aggregate Bond Index

PD High Yield Bond Market

PD Large-Cap Growth Index

PD Large-Cap Value Index

PD Small-Cap Growth Index

PD Small-Cap Value Index

PD International Large-Cap

PD Emerging Markets